QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Alton Gaming Company (d/b/a Argosy Casino Alton)	Illinois
Argosy Gaming Company	Delaware
Bangor Historic Track, Inc. (d/b/a Hollywood Casino Bangor)	Maine
Belle of Sioux City, L.P. (d/b/a Argosy Casino Sioux City)	Iowa
Beulah Park Gaming Ventures, Inc. (d/b/a Beulah Park)	Ohio
BSL, Inc. (d/b/a Hollywood Casino Bay St. Louis)	Mississippi
BTN, Inc. (d/b/a Boomtown Biloxi)	Mississippi
Casino Rama Services, Inc.	Ontario
CD Gaming Ventures, LLC	Ohio
Central Ohio Gaming Ventures, LLC (d/b/a Hollywood Casino Columbus)	Ohio
CHC (Ontario) Supplies Limited	Nova Scotia
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
Crazy Horses, Inc. (d/b/a Raceway Park)	Ohio
CRC Holdings, Inc.	Florida
Dayton Real Estate Ventures, LLC	Ohio
Delvest Corp.	Delaware
Delvest Sub. Corp.	Delaware
Empress Casino Joliet Corporation (d/b/a Hollywood Casino Joliet)	Illinois
Hollywood Casino Corporation	Delaware
Hollywood Casino—Aurora, Inc. (d/b/a Hollywood Casino Aurora)	Illinois
Houston Gaming Ventures, Inc.	Texas
HWCC—Tunica, Inc. (d/b/a Hollywood Casino Tunica)	Texas
Indiana Gaming Company, L.P. (d/b/a Hollywood Casino Lawrenceburg)	Indiana
Iowa Gaming Company	Iowa
Louisiana Casino Cruises, Inc. (d/b/a Hollywood Casino Baton Rouge)	Louisiana
LV Gaming Ventures, LLC (d/b/a M Resort)	Nevada
LVGV Properties I, LLC(d/b/a M Resort)	Nevada
LVGV Properties II, LLC(d/b/a M Resort)	Nevada
Mountainview Thoroughbred Racing Association (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Ohio Racing Company	Ohio
Penn Bullpen, Inc. (d/b/a Bullwhackers)	Colorado
Penn Bullwhackers Retail, LLC (d/b/a Bullwhackers)	Colorado
Penn Bullwhackers, Inc. (d/b/a Bullwhackers)	Colorado
Penn Cecil Maryland, Inc (d/b/a Hollywood Casino Perryville).	Maryland
Penn Hollywood Kansas, Inc.	Delaware
Penn Millsite, Inc. (d/b/a Bullwhackers)	Colorado
Penn National GSFR, LLC	Delaware
Penn National Holding Company	Delaware
Penn Sanford, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Pennsylvania National Turf Club, Inc. (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Pennwood Racing, Inc.	Delaware
PHK Staffing, LLC	Delaware
PNGI Charles Town Gaming Limited Liability Company (d/b/a Hollywood Casino at Charles Town Races)	West Virginia
Prince George's Racing Venture, LLC (d/b/a Rosecroft Raceway)	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Raceway Park, Inc. (d/b/a Raceway Park)	Ohio
SOKC, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
St. Louis Gaming Ventures, LLC (d/b/a Hollywood Casino St. Louis)	Delaware
TGV Holdings, Inc.	Delaware
The Indiana Gaming Company	Indiana
The Missouri Gaming Company (d/b/a Argosy Casino Riverside)	Missouri
Toledo Gaming Ventures, LLC (d/b/a Hollywood Casino Toledo)	Ohio
Youngstown Real Estate Ventures, LLC	Ohio
Zia Park LLC (d/b/a Zia Park Casino)	Delaware

QuickLinks

  Exhibit 21.1
Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)